UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2018

AB INTERNATIONAL GROUP CORP.
(Exact name of Registrant as specified in its charter)

Nevada	33-199238	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16th Floor, Rich Towers, 2 Blenheim Avenue

Tsim Sha Tsui, Kowloon, Hong Kong

(Address of principal executive offices)

(852) 2622-2891

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2018, the board of directors (the “Board”) of AB International Group Corporation (the “Company”) expanded the size of the Board from three directors to four directors, and appointed Alexander Holtermann as a Director to fill the vacant seat. The Board also appointed Mr. Holtermann as the Company’s Chief Executive Officer. Mr. Holtermann was previously a consultant to the Company.

Mr. Holtermann is 48, and has worked in financial markets across Europe, Asia and North America for over twenty years in both private and public capacities. Mr. Holtermann commenced his career as a PR-professional at the Frankfurt Stock Exchange prior to establishing his own private PR- & IR-consultancy in Frankfurt am Main, Germany, focusing primarily on the introduction of junior and senior North American and international public companies to the German-speaking media and investors. One of his many trademark creations is the "Bull & Bear.tv" show, which has hosted many CEOs presenting public companies primarily to the growing German-speaking investment community. He created and founded iCrowdU Inc., a CrowdFunding platform with its own cryptocurrency, the CrowdToken, which is intended to be fully blockchain-based. In his capacity as an international fundraising expert Mr. Holtermann has raised tens of millions of US dollars for client companies to help with their growth and expansion plans. Furthermore, Mr. Holtermann is an avid project manager in various industries. He has sat on the boards of numerous public companies and has been serving as Honorary Consul of Belize since 1999.

In connection with the foregoing the Company and Mr. Holtermann entered into an Employment Agreement. The Employment Agreement is for a term of 6 years, provides for the Company to issue to Mr. Holtermann 20,000,000 shares of the Company’s common stock, to pay Mr. Holtermann an annual discretionary cash bonus, and to provide Mr. Holtermann with access to the Company’s benefit plans and programs. The Employment Agreement contains termination provisions with or without cause, termination for good reason, and termination on death or disability. The Employment Agreement contains standard restrictive covenants, including those related to non-competition, non-solicitation, confidentiality, usurping corporate opportunities, and non-disparagement.

Concurrent with the foregoing, the Company entered into Employment Agreements with Chiyuan Deng, its President, Ian Wright, its Chief Operating Officer, and Jianli Deng, its Secretary and Treasurer. The foregoing agreement are materially the same as Mr. Holtermann’s Employment Agreement, with the principal exception being that Mr. Wright and Jianli Deng will each receive 10,000,000 shares of the Company’s common stock as compensation thereunder (as opposed to 20,000,000 shares).

On August 1, 2018, the Board accepted the resignation of Ying Zhang from her positions as a Vice President and Director.

Each of the four Employment Agreements referenced above is attached to this Report on Form 8-K as an exhibit, and the disclosures set forth above are qualified in their entirety by the terms set forth in the attached Employment Agreements.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Employment Agreement between the Company and Alexander Holtermann, dated July 31, 2018.

10.2	Employment Agreement between the Company and Jianli Deng, dated July 31, 2018.

10.3	Employment Agreement between the Company and Chiyuan Deng, dated July 31, 2018.

10.4	Employment Agreement between the Company and Ian Wright, dated July 31, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AB INTERNATIONAL GROUP CORP.

Dated: August 7, 2018	By:	/s/ Chiyuan Deng
Chiyuan Deng
President

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